UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2021

Modiv Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-55776	47-4156046
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

120 Newport Center Drive Newport Beach, California	92660
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 686-6348

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 7.01.	Regulation FD Disclosure.

Message to Stockholders

On August 4, 2021, Modiv Inc. (the “Company,” “we,” “us” or “our”) sent a message to its stockholders announcing an estimated per share net asset value (“NAV”) of the Company’s common stock of $26.05 as discussed in greater detail below. The Company also announced that commencing with the Company’s next distributions to stockholders on August 25, 2021, the per share reinvestment price pursuant to the Company’s distribution reinvestment plan (the “DRIP”) will be equal to the new NAV of $26.05 per share. In addition, repurchase requests submitted under the Company’s Share Repurchase Plan (“SRP”) during August 2021 will need to be submitted by August 27, 2021 in order to be considered for repurchase in September 2021, and share repurchases, if any, will be processed on September 3, 2021 based upon the $26.05 per share NAV. The Company also issued a press release related to this announcement. A copy of the message to stockholders is attached hereto as Exhibit 99.1 and incorporated herein by reference. A copy of the press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

The information furnished under this Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.1 and 99.2, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended (the “Securities Act”), unless it is specifically incorporated by reference therein.

Item 8.01.	Other Events.

Determination of Estimated Per Share Value

Overview

On August 4, 2021, the audit committee of the Company’s board of directors (the “Board”) recommended, and the Board unanimously approved and established, an estimated per share NAV of the Company’s Class C and Class S common stock of $26.05 based on the estimated market value of the Company’s assets less the estimated market value of the Company’s liabilities, divided by the number of fully-diluted Class C and Class S shares outstanding as of June 30, 2021. There have been no material changes between June 30, 2021 and the date of this filing that would impact the overall estimated per share NAV. The estimated per share NAV as of June 30, 2021 will first appear on investor dashboards on August 4, 2021. The Board previously determined an estimated per share NAV of the Company’s common stock as of March 31, 2021 of $24.61. The Company intends to publish an updated estimated per share NAV on a quarterly basis within 45 days after the end of each quarter, barring extenuating circumstances.

Process

The audit committee of our Board, composed solely of three of our non-employee directors, is responsible for the oversight of the valuation process used to determine the estimated NAV per share of our common stock, including oversight of the valuation processes and methodologies used to determine our estimated NAV per share, the consistency of the valuation methodologies with real estate industry standards and practices and the reasonableness of the assumptions used in the valuations and appraisals. In determining the estimated NAV per share, our audit committee and Board considered information and analysis, including valuation materials that were provided by Cushman & Wakefield Western, Inc. (“Cushman & Wakefield”) and information provided by management. Cushman & Wakefield is an independent third-party real estate advisory and consulting firm that was engaged by us to develop an estimate of the fair value of the Company. Cushman & Wakefield developed an opinion of fair value of the real estate assets and real estate related liabilities associated with the Company’s properties. The valuation was performed in accordance with the provisions of the Institute for Portfolio Alternatives Practice Guideline 2013-01, Valuations of Publicly Registered Non-Listed REITs.

Cushman & Wakefield’s scope of work was conducted in conformity with the requirements of the Code of Professional Ethics and Standards of Professional Practice of the Appraisal Institute. Several members of the Cushman & Wakefield engagement team who certified the methodologies and assumptions applied by us hold a Member of Appraisal Institute (“MAI”) designation. Other than (i) its engagement as described herein, (ii) its previous engagements with the Company in connection with the determination of the estimated per share NAV of the Company’s common stock as of December 31, 2017, December 31, 2018, December 31, 2019, April 30, 2020 December 31, 2020 and March 31, 2021, (iii) its previous engagement with BRIX REIT, Inc., a REIT advised by the Company, in connection with the determination of the estimated per share NAV of BRIX REIT, Inc.’s common stock as of March 31, 2020, and (iv) its previous engagements with Rich Uncles Real Estate Investment Trust I (“REIT I”) in connection with the determination of the estimated per share NAV of REIT I’s common stock as of December 31, 2017 and December 31, 2018, Cushman & Wakefield does not have any direct interests in any transaction with us and has not performed any services for us other than Asset Allocation services pursuant to Accounting Standards Update No. 2017-01, Clarifying the Definition of a Business (ASU No. 2017-01) and Financial Accounting Standards Board Accounting Standards Codification Topic 805, Business Combinations (ASC Topic 805) and the real estate financial advisor services they provided on behalf of REIT I in connection with REIT I’s merger with the Company on December 31, 2019.

The materials provided by Cushman & Wakefield included a range of NAV of our shares, and the audit committee of our Board believes that the use of the “Valuation Methodology,” as discussed below, as the primary or sole indicator of value has become widely accepted as a best practice in the valuation of non-listed REIT shares, and therefore the audit committee and our Board determined to use the Valuation Methodology in establishing the estimated per share NAV. This Valuation Methodology is consistent with the Net Asset Value Calculation and Valuation Procedures adopted by the Board, including a majority of our independent directors. Based on these considerations, our audit committee recommended that our Board establish an estimated value of our Class C and Class S common stock, as of June 30, 2021, of $26.05 per share, which estimated value was within the $25.85 to $29.37 per share valuation range calculated by Cushman & Wakefield using the Valuation Methodology. The audit committee recommended that our Board use the high end of the range for certain properties deemed essential retail properties and the low end of the valuation range for all other properties given (i) continued uncertainty regarding the impact of the COVID-19 pandemic and the recent spread of the Delta variant on prospects for employees returning to office environments and the impact on the Company’s real estate properties and (ii) non-renewal risk of tenants with relative near-term lease expirations. The Board unanimously agreed to accept the recommendation of the audit committee and approved $26.05 as the estimated NAV per share of our Class C and Class S common stock as of June 30, 2021. Our Board is ultimately and solely responsible for the establishment of the per share estimated value.

Valuation Methodology

In preparing its valuation materials and in reaching its conclusions as to the reasonableness of the methodologies and assumptions used by the Company to value its assets, Cushman & Wakefield, among other things:

•	investigated numerous sales in the properties’ relevant markets, analyzed rental data and considered the input of buyers, sellers, brokers, property developers and public officials;

•
reviewed and relied upon Company-provided data regarding the size, year built, construction quality and construction type of the properties in order to understand the characteristics of the existing improvements and underlying land;

•	reviewed and relied upon Company-provided balance sheet items such as cash and other assets, as well as debt and other liabilities;

•	relied upon Company-provided derivative instrument valuation reports prepared by a third-party pricing service;

•
researched the market by means of publications, public and private databases and other resources to measure current market conditions, supply and demand factors, and growth patterns and their effect on the properties; and

•	performed such other analyses and studies, and considered such other factors, as Cushman & Wakefield considered appropriate.

Cushman & Wakefield utilized two approaches in valuing the Company’s real estate assets that are commonly used in the commercial real estate industry. The following is a summary of the NAV Methodology and the valuation approaches used by Cushman & Wakefield:

NAV Methodology - The NAV Methodology determines the value of the Company by determining the estimated market value of the Company’s entity level assets, including real estate assets, and subtracting the market value of its entity level liabilities, including its debt. The materials provided by Cushman & Wakefield to estimate the value of the real estate assets were prepared using discrete estimations of “as is” market valuations for each of the properties in the Company’s portfolio using the income capitalization approach as the primary indicator of value and the sales comparison approach as a secondary approach to value, as discussed in greater detail below. Cushman & Wakefield also estimated the fair value of the Company’s real estate related debt and also reviewed the methodology used by a third-party pricing service to estimate the fair value of the Company’s derivatives and determined that the approach was reasonable. Cushman & Wakefield then added the non-real estate related assets and subtracted non-real estate related liabilities. The resulting amount, which is the estimated NAV of the portfolio, is divided by the number of fully-diluted shares of Class C and Class S common stock outstanding to determine the estimated per share NAV.

Determination of Estimated Market Value of the Company’s Real Estate Assets Under the NAV Methodology

Income Capitalization Approach - The income capitalization approach first determines the income-producing capacity of a property by using contract rents on existing leases and by estimating market rent from rental activity at competing properties for the vacant space. Deductions are then made for vacancy and collection loss and operating expenses. The net operating income (“NOI”) developed in Cushman & Wakefield’s analysis is the balance of potential income remaining after vacancy and collection loss and operating expenses. This NOI was then capitalized at an appropriate rate to derive an estimate of value (the “Direct Capitalization Method”) or discounted by an appropriate yield rate over a typical projection period in a discounted cash flow analysis. Thus, two key steps were involved: (1) estimating the NOI applicable to the subject property and (2) choosing appropriate capitalization rates and discount rates.

The following summarizes the range of capitalization rates Cushman & Wakefield used to arrive at the estimated market values of our properties valued using the Direct Capitalization Method:

	Range	Weighted- Average
Capitalization Rate	5.25% to 8.25%	7.17%

The capitalization rate was weighted based on NOI. An increase in the selected capitalization rate of 0.25% would result in a decrease in net asset value of approximately $14,860,000. A decrease in the selected capitalization rate of 0.25% would result in an increase in net asset value of approximately $15,980,000.

Sales Comparison Approach - The sales comparison approach estimates value based on what other purchasers and sellers in the market have agreed to as the price for comparable improved properties. This approach is based upon the principle of substitution, which states that the limits of prices, rents, and rates tend to be set by the prevailing prices, rents, and rates of equally desirable substitutes.

Utilizing the NAV Methodology, including use of the two approaches to value the Company’s real estate assets noted above, and dividing by the 8,762,944 fully-diluted shares of the Company’s Class C and Class S common stock outstanding on June 30, 2021, Cushman & Wakefield determined a valuation range of $25.85 on the low end to $29.37 per share on the high end.

Cushman & Wakefield prepared and provided to the Company a report containing, among other information, the range of net asset values for the Company’s Class C and Class S common stock as of June 30, 2021 (the “Valuation Report”). On July 28, 2021, the audit committee of our Board and all of the other members of the Board conferred with management regarding the methodologies and assumptions used in the Valuation Report. On August 4, 2021, the audit committee of our Board recommended, and our Board unanimously approved, an estimated per share NAV of the Company’s Class C and Class S common stock, as of June 30, 2021, of $26.05 per share. The audit committee recommended that our Board use the high end of the range for certain properties deemed essential retail properties and the low end of the valuation range for all other properties given (i) continued uncertainty regarding the impact of the COVID-19 pandemic and recent spread of the Delta Variant on prospects for employees returning to office environments and the impact on the Company’s real estate properties and (ii) non-renewal risk of tenants with relative near-term lease expirations.

The table below sets forth the calculation of the Company’s estimated per share NAV as of June 30, 2021 and March 31, 2021:

	June 30, 2021		March 31, 2021
	Estimated Value	Estimated Per Share NAV	Estimated Value	Estimated Per Share NAV
Real estate properties	$377,050,000	$43.03	$357,560,000	$40.78
Investment in unconsolidated entity:
Santa Clara property tenant-in-common interest	15,251,871	1.74	14,776,229	1.69
Cash, cash equivalents and restricted cash	10,374,444	1,18	5,535,280	0.63
Investment in SPAC held in escrow	—	—	4,500,000	0.51
Goodwill	17,320,857	1.98	17,320,857	1.98
Intangibles	4,313,799	0.49	4,667,644	0.53
Other assets	6,032,141	0.69	13,076,135	1.49
Total assets	430,343,112	49.11	417,436,145	47.61

Mortgage notes payable	188,619,633	21.52	186,180,953	21.24
Unsecured credit facility	3,000,000	0.34	6,000,000	0.68
Accrued interest payable	597,688	0.07	604,254	0.07
Share repurchases payable	1,001,243	0.12	897,742	0.10
Other liabilities	8,823,493	1.01	7,977,191	0.91
Total liabilities	202,042,057	23.06	201,660,140	23.00
Total estimated net asset value (a)	$228,301,055	$26.05	$215,776,005	$24.61

Fully-diluted shares outstanding (a) & (b)	8,762,944		8,768,196

(a)
The fully-diluted shares outstanding as of June 30, 2021 and March 31, 2021 have been adjusted to reflect the 40,765 shares and 39,079 shares repurchased on July 6, 2021 and April 5, 2021, respectively, which are reflected in share repurchases payable above.

(b)
Fully-diluted shares outstanding as of June 30, 2021 and March 31, 2021 includes 1,189,964 shares that would result from conversion of 657,949.5 Class M limited partnership interests of the Company’s operating partnership (“Class M OP Units”) and 56,029 Class P limited partnership interests of the Company’s operating partnership (“Class P OP Units”) assuming a conversion ratio of 1.6667 shares of the Company’s Class C common stock for each Class M OP Unit and Class P OP Unit outstanding after adjusting the conversion ratio to reflect the 1:3 reverse stock split on February 1, 2021.  Fully-diluted shares outstanding as of June 30, 2021 and March 31, 2021 also includes 60,000 shares and  30,000 shares, respectively, vested to date that would result from conversion of Class R limited partnership interests of the Company’s operating partnership.

Exclusions from Estimated NAV

The estimated share value approved by the Board does not reflect any “portfolio premium,” nor does it reflect an enterprise value of the Company, which may include a premium or discount to NAV for:

•	the size of the Company’s portfolio as some buyers may pay more for a portfolio compared to prices for individual investments;

•	the overall geographic and tenant diversity of the portfolio as a whole;

•
the characteristics of the Company’s working capital, leverage, credit facilities and other financial structures where some buyers may ascribe different values based on synergies, cost savings or other attributes;

•	certain third-party transaction or other expenses that would be necessary to realize the value; or

•	the potential difference in per share value if the Company were to list its shares of common stock on a national securities exchange.

Limitations of the Estimated Share Value

As with any valuation methodology, the NAV Methodology used by Cushman & Wakefield and approved by the Board in reaching an estimate of the value of the Company’s shares is based upon a number of estimates, assumptions, judgments and opinions that may, or may not, prove to be correct. The use of different valuation methods, estimates, assumptions, judgments or opinions may have resulted in significantly different estimates of the value of the Company’s shares. In addition, the Board’s estimate of share value is not based on the book values of the Company’s real estate, as determined by generally accepted accounting principles, as the Company’s book value for most real estate is based on the amortized cost of the property, subject to certain adjustments.

Furthermore, in reaching an estimate of the value of the Company’s shares, our Board did not include a discount for debt that may include a prepayment obligation or a provision precluding assumption of the debt by a third party. In addition, selling costs were not considered by Cushman & Wakefield in the valuation of the properties. Other costs that are likely to be incurred in connection with an appropriate exit strategy, whether that strategy involves a listing of the Company’s shares of common stock on a national securities exchange, a merger of the Company, or a sale of the Company’s portfolio, were also not included in the Board’s estimate of the value of the Company’s shares.

As a result, there can be no assurance that:

•	stockholders will be able to realize the estimated share value upon attempting to sell their shares;

•
the Company will be able to achieve, for its stockholders, the estimated per share NAV upon a listing of the Company’s shares of common stock on a national securities exchange, a merger of the Company, or a sale of the Company’s portfolio; or

•
the estimated share value, or the methodology relied upon by the Board to estimate the share value, will be found by any regulatory authority to comply with ERISA, the Internal Revenue Code or other regulatory requirements.

Furthermore, the estimated value of the Company’s shares was calculated as of a particular point in time. The value of the Company’s shares will fluctuate over time as a result of, among other things, developments related to individual assets and responses to the real estate and capital markets.

Additional Information Regarding Engagement of Cushman & Wakefield

Cushman & Wakefield was selected by our Board to estimate the fair value of the real estate assets and real estate related liabilities associated with the Company’s properties. Cushman & Wakefield’s valuation materials provided to the Company do not constitute a recommendation to purchase or sell any shares of the Company’s common stock or other securities. The estimated value of the Company’s common stock may vary depending on numerous factors that generally impact the price of securities, the financial condition of the Company and the state of the real estate industry more generally, such as changes in economic or market conditions, changes in interest rates, changes in the supply of and demand for commercial real estate properties and changes in tenants’ financial condition.

In connection with its review, while Cushman & Wakefield reviewed the information supplied or otherwise made available to it by the Company for reasonableness, Cushman & Wakefield assumed and relied upon the accuracy and completeness of all such information and of all information supplied or otherwise made available to it by any other party, and did not undertake any duty or responsibility to verify independently any of such information. With respect to financial forecasts and other information and data provided to or otherwise reviewed by or discussed with Cushman & Wakefield, Cushman & Wakefield assumed that such forecasts and other information and data were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of management of the Company, and relied upon the Company to advise Cushman & Wakefield promptly if any information previously provided became inaccurate or was required to be updated during the period of its review.

In preparing its valuation materials, Cushman & Wakefield did not, and was not requested to, solicit third party indications of interest for the Company in connection with possible purchases of the Company’s securities or the acquisition of all or any part of the Company.

In performing its analyses, Cushman & Wakefield made numerous assumptions with respect to industry performance, general business, economic and regulatory conditions and other matters, many of which are beyond Cushman & Wakefield’s control and the control of the Company. The analyses performed by Cushman & Wakefield are not necessarily indicative of actual values, trading values or actual future results of the Company’s common stock that might be achieved, all of which may be significantly more or less favorable than suggested by such analyses. The analyses do not reflect the prices at which properties may actually be sold, and such estimates are inherently subject to uncertainty. The Board considered other factors in establishing the estimated value of the Company’s common stock in addition to the materials prepared by Cushman & Wakefield. Consequently, the analyses contained in the Cushman & Wakefield materials should not be viewed as being determinative of the Board’s estimate of the value of the Company’s common stock.

Cushman & Wakefield’s materials were necessarily based upon market, economic, financial and other circumstances and conditions existing as of June 30, 2021, and any material change in such circumstances and conditions may have affected Cushman & Wakefield’s analysis, but Cushman & Wakefield does not have, and has disclaimed, any obligation to update, revise or reaffirm its materials as of any date subsequent to June 30, 2021.

For services rendered in connection with and upon the delivery of its valuation materials, the Company paid Cushman & Wakefield a customary fee. The compensation Cushman & Wakefield received was based on the scope of work and was not contingent on an action or event resulting from analyses, opinions, or conclusions in its valuation materials or from its use. In addition, Cushman & Wakefield’s compensation for completing the valuation was not contingent upon the development or reporting of a predetermined value or direction in value that favors the cause of the Company, the amount of the estimated value, the attainment of a stipulated result, or the occurrence of a subsequent event directly related to the intended use of the valuation materials. The Company also agreed to reimburse Cushman & Wakefield for its expenses incurred in connection with its services and will indemnify Cushman & Wakefield against certain liabilities arising out of its engagement.

Offering Price of Class S Common Stock (Class S Offering)

Commencing on August 4, 2021, the offering price for shares of the Company’s Class S common stock offered exclusively to non-US persons pursuant to an exemption from the registration requirements of the Securities Act under and in accordance with Regulation S of the Securities Act, will be $26.05 per share, plus the amount of any applicable upfront commissions and fees.

Distribution Reinvestment Plan

Pursuant to the terms of the Company’s DRIP, distributions (excluding those the Board designates as ineligible for reinvestment through the DRIP) will be reinvested in shares of our Class C and Class S common stock at a price equal to the most recently disclosed estimated per share value, as determined by the Board. Accordingly, shares of the Company’s Class C and Class S common stock issued pursuant to the DRIP will be issued for $26.05 per share.

A participant may terminate participation in the DRIP at any time by delivering a written notice to the administrator. To be effective for any monthly distribution, such termination notice must be received by the Company at least ten (10) business days prior to the last day of the month to which the distribution relates. Any termination should be provided by written notice.

Stockholders who presently participate in the DRIP do not need to take any action to continue their participation in the DRIP.

Share Repurchase Program

In accordance with the Company’s share repurchase program for shares of Class C common stock, the per share repurchase price for shares of Class C common stock will depend on the length of time the redeeming stockholder has held such shares as follows: less than two years from the purchase date, 98% of the most recently published NAV; and after two years from the purchase date, 100% of the most recently published NAV. Share repurchase requests submitted starting on August 1, 2021 will be processed using the $26.05 per share NAV.

Class S common stock shares are not eligible for repurchase unless they have been held for at least one year. After this holding period has been met, Class S common stock shares can be repurchased at the most recently published NAV. Share repurchase requests submitted starting on August 1, 2021 will be processed using the $26.05 per share NAV.

Forward-Looking Statements

Certain statements contained in this Current Report on Form 8-K, other than historical facts, may be considered forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements include, but are not limited to, statements related to the Company’s expectations regarding the performance of its business and the estimated net asset value per share of the Company’s common stock. Cushman & Wakefield relied on forward-looking information, some of which was provided by or on behalf of the Company, in preparing its valuation materials. Therefore, neither such statements nor Cushman & Wakefield’s valuation materials are intended to, nor shall they, serve as a guarantee of the Company’s performance in future periods. These forward-looking statements can be identified by the use of words such as “believes,” “potential,” “may,” “will,” “should,” “intends,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including those described under the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 filed with the U.S. Securities and Exchange Commission (“SEC”). Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this Current Report on Form 8-K and in the Company’s other filings with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise. Actual events may cause the valuation and returns on the Company’s investments to be less than that used for purposes of the Company’s estimated per share NAV.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1	Message to Company stockholders dated August 4, 2021

99.2	Press release dated August 4, 2021

99.3	Consent of Cushman & Wakefield Western, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MODIV INC. (Registrant)

	By:	/s/ RAYMOND J. PACINI
		Name:	Raymond J. Pacini
		Title:	Chief Financial Officer

Date: August 4, 2021